Ex. 99-B.4.1
ING LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

ING Life Insurance and Annuity Company (herein called "the Company", "we", "us", or "our"), will pay benefits according to the terms and conditions set forth in this Contract.

Specifications
Plan [ING express Fixed Annuity]
Type of Plan [SPECIMEN]
Contract Owner(s) [SPECIMEN] [SPECIMEN]
Annuitant [SPECIMEN]
Contract Number [SPECIMEN]
Effective Date [January 1, 2006]
The Contract is delivered in [STATE] and is subject to the laws of that jurisdiction.
Right to Cancel

The Contract Owner can request at any time information from the Company regarding the benefits and provisions of this Contract. If for any reason you are not satisfied with the Contract you may return it within ten days of receipt, or within thirty days of receipt if you are sixty-five years of age as of the date the application was signed or if the Contract is replacing another annuity contract, for a refund of all Deposits.

This page, the following pages, and any incorporated endorsements make up the entire Contract. This Contract is a legal contract and constitutes the entire legal relationship between the Company and the Contract Owner.

PLEASE READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both the Contract Owner(s) (also referred to as "you" or "your") and the Company. IT IS, THEREFORE, IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

Signed at the Home Office on the Effective Date.
/s/ Brian D. Comer	/s/ Paula Cludray-Engelke
President	Secretary

Individual Flexible Deposit Fixed Deferred Annuity Contract

Fixed Accumulation and Annuitization

Nonparticipating

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TABLE OF CONTENTS

Page
I.	GENERAL DEFINITIONS
1.01	Accumulation Period ..................................................................................................................................	4
1.02	Annuitant ...................................................................................................................................................	4
1.03	Annuity ......................................................................................................................................................	4
1.04	Annuity Option ...........................................................................................................................................	4
1.05	Annuity Period ...........................................................................................................................................	4
1.06	Beneficiary .................................................................................................................................................	4
1.07	Code ..........................................................................................................................................................	4
1.08	Contract .....................................................................................................................................................	4
1.09	Contract Owner .........................................................................................................................................	4
1.10	Contract Value ...........................................................................................................................................	4
1.11	Contract Year ............................................................................................................................................	4
1.12	Deposit(s) ..................................................................................................................................................	5
1.13	Effective Date ............................................................................................................................................	5
1.14	General Account ........................................................................................................................................	5
1.15	Good Order ...............................................................................................................................................	5
II.	GENERAL PROVISIONS
2.01	Change of Contract ...................................................................................................................................	6
2.02	Nonparticipating Contract ..........................................................................................................................	6
2.03	Payments ..................................................................................................................................................	6
2.04	State Laws .................................................................................................................................................	6
2.05	Contract Owner Rights ..............................................................................................................................	6
2.06	Designation of Beneficiary .........................................................................................................................	6
2.07	Misstatements and Adjustments ................................................................................................................	6
2.08	Incontestability ...........................................................................................................................................	7
2.09	Administrative Fee .....................................................................................................................................	7
2.10	Proof of Age ..............................................................................................................................................	7
2.11	Statements ...............................................................................................................................................	7
2.12	Termination of Contract ............................................................................................................................	7
III.	DEPOSIT AND WITHDRAWAL PROVISIONS
3.01	Deposit(s) ..................................................................................................................................................	8
3.02	Premium Taxes .........................................................................................................................................	8
3.03	Guaranteed Accumulation Period Minimum Interest Rate .........................................................................	8
3.04	Initial Guaranteed Credited Interest Rate Period .......................................................................................	8
3.05	Withdrawal of Contract Value ....................................................................................................................	8
3.06	Early Withdrawal Charge ...........................................................................................................................	8
3.07	Waiver of Early Withdrawal Charge ...........................................................................................................	8
3.08	Guaranteed Withdrawal Value ...................................................................................................................	9
3.09	Reinstatement ...........................................................................................................................................	9
3.10	Systematic Distribution Options .................................................................................................................	9
3.11	Death Benefit .............................................................................................................................................	9
IV.	ANNUITY PROVISIONS
4.01	Election of the Annuity Option ...................................................................................................................	10
4.02	Terms of Annuity Option ............................................................................................................................	10
4.03	Death of Annuitant .....................................................................................................................................	10
4.04	Annuity Option ...........................................................................................................................................	10

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Contract Schedule - 1 (1 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Contract Value Withdrawn)
1st 2nd and later	1% 0%
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Minimum Total Deposit(s)	[$5,000 - $15,000]
Maximum Deposit(s) Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%] (annual effective yield)
Initial Guaranteed Credited Interest Rate Period	1 year
Initial Guaranteed Credited Interest Rate	[1.00%] (annual effective yield)

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Contract Schedule - 2 (3 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Contract Value Withdrawn)
1st 2nd 3rd 4th and later	3% 2% 1% 0%
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Minimum Total Deposit(s)	[$5,000 - $15,000]
Maximum Deposit(s) Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%] (annual effective yield)
Initial Guaranteed Credited Interest Rate Period	3 years
Initial Guaranteed Credited Interest Rate	[1.00%] (annual effective yield)

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Contract Schedule - 3 (5 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Contract Value Withdrawn)
1st 2nd 3rd 4th 5th 6th and later	5% 4% 3% 2% 1% 0%
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Minimum Total Deposit(s)	[$5,000 - $15,000]
Maximum Deposit(s) Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%] (annual effective yield)
Initial Guaranteed Credited Interest Rate Period	5 years
Initial Guaranteed Credited Interest Rate	[1.00%] (annual effective yield)

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Contract Schedule - 4 (7 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Contract Value Withdrawn)
1st 2nd 3rd 4th 5th 6th 7th 8th and later	7% 6% 5% 4% 3% 2% 1% 0%
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Minimum Total Deposit(s)	[$5,000 - $15,000]
Maximum Deposit(s) Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%] (annual effective yield)
Initial Guaranteed Credited Interest Rate Period	7 years
Initial Guaranteed Credited Interest Rate	[1.00%] (annual effective yield)

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Contract Schedule - 5 (10 year term)
Early Withdrawal Charge	Contract Year	Early Withdrawal Charge (Percentage of Contract Value Withdrawn)
1st 2nd 3rd 4th 5th 6th 7th 8th 9th 10th 11th and later	10% 9% 8% 7% 6% 5% 4% 3% 2% 1% 0%
Administrative Fee	$40. If the Contract Value is $25,000 or greater on the date the Administrative Fee is to be deducted, the Administrative Fee will be $0.
Minimum Total Deposit(s)	[$5,000 - $15,000]
Maximum Deposit(s) Without Prior Approval	$1,000,000
Guaranteed Accumulation Period Minimum Interest Rate	[1.00%-3.00%] (annual effective yield)
Initial Guaranteed Credited Interest Rate Period	10 years
Initial Guaranteed Credited Interest Rate	[1.00%] (annual effective yield)

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I.	GENERAL DEFINITIONS
1.01	Accumulation Period:

The period of time up to and including the date the Contract Value is applied to the Annuity Option.
1.02	Annuitant:

A natural person selected by the Contract Owner and on whose life an Annuity Option is measured. You designate the Annuitant at the time you purchase the Contract. You and the Annuitant need not be the same person. If you are not the Annuitant and the Annuitant dies during the Accumulation Period you become the Annuitant unless you name a new Annuitant. If there are joint Contract Owners, the Annuitant will be the older of the two. You may not change the Annuitant after you elect the Annuity Option. A change of Annuitant is effective as of the date we receive a request in Good Order.
1.03	Annuity:

A series of payments made for life.
1.04	Annuity Option:

The payment method available during the Annuity Period.
1.05	Annuity Period:

The period of time after we apply the Contract Value to the Annuity Option.
1.06	Beneficiary:

The individual(s) or entity entitled to receive any death benefit due under the Contract.
1.07	Code:

The Internal Revenue Code of 1986, as it may be amended from time to time.
1.08	Contract:

This agreement between the Company and the Contract Owner.
1.09	Contract Owner:

The person(s) named on the cover of this Contract, to whom this Contract is delivered. Joint Contract Owners have joint ownership rights. Both joint Contract Owners must authorize any exercise of ownership rights in writing unless we allow otherwise. We reserve the right to limit ownership to natural persons.
1.10	Contract Value:

During the Accumulation Period, the Contract Value on a particular day is the total of:
(a)	Deposits; plus,
(b)	Interest credited; minus,
(c)	Amounts previously withdrawn; minus
(d)	Administrative Fees previously deducted; minus
(e)	Premium tax deducted, if any.
1.11	Contract Year:

A Contract Year is a 12-month period beginning on the Effective Date, or an anniversary of the Effective Date, and ending on the day before the next anniversary.

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1.12	Deposit(s):

Amounts contributed to the Contract.
1.13	Effective Date:

The date, shown on the cover, on which we issue the Contract.
1.14	General Account:

The account holding the assets of the Company.
1.15	Good Order:

An instruction or request is in Good Order when it:
(a)	Is received in our Home Office or other place we specify, and
(b)	Has such clarity and completeness that we do not have to exercise any discretion to carry it out.

We may require the instruction or request to be given in a certain form. For example, we may require your instruction or request to be in writing or that a particular form be completed.

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II.	GENERAL PROVISIONS
2.01	Change of Contract:

We reserve the right to change the Contract, but only if a change is necessary (a) to comply with state laws or regulations or (b) to assure the Contract continues to meet the requirements of the Code or other federal laws or regulations governing annuity contracts, or as otherwise may be agreed to between you and the Company. This Contract may not be otherwise modified or changed. Only an authorized officer of the Company may effect a Contract change.

We will inform you in writing at least 30 days before the effective date of any change and, as required, will endorse the Contract for the change.
2.02	Nonparticipating Contract:

The Contract Owner(s), Annuitant, or Beneficiary(ies) do not have a right to share in the earnings of the Company.
2.03	Payments:

We will make all Annuity payments as scheduled. Generally, we will make any other payments within seven calendar days of the date on which we receive a request in Good Order. Under certain emergency conditions, as allowed by law, we may defer withdrawal payments for a period of up to six months.
2.04	State Laws:

This Contract is subject to the laws of the state where it is delivered. Any cash, death or Annuity payments will be equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.
2.05	Contract Owner Rights:

You have all rights, title, and interest to all amounts we hold under the Contract.

You may transfer ownership of the Contract by sending us a Good Order request. A transfer of ownership ends any existing Contract Owner's right, title or interest in the Contract. You may assign your rights under the Contract by sending us a Good Order request. We are not responsible for the validity or tax consequences of any assignment.

2.06	Designation of Beneficiary:

The Contract Owner may name one or more Beneficiaries when the Contract is purchased or at any time thereafter, and when designating the Beneficiary(ies), may elect to specify in writing the form of payment to the Beneficiary(ies). If the Contract is owned jointly, both joint Contract Owners must agree in writing to the Beneficiary(ies) designated. While you are alive, the Beneficiary may be changed at any time by sending us a Good Order request. We will rely upon the last named Beneficiary. If you do not name a Beneficiary, or if all Beneficiaries have died before you, we will pay any death benefit due to your estate.

If the Contract has joint Contract Owners and either dies, the survivor will be deemed the designated Beneficiary. If the Contract continues after the death of the first joint Contract Owner, any other Beneficiary on record will then be treated as a primary or contingent Beneficiary as originally designated unless and until changed.
2.07	Misstatements and Adjustments:

If we find the age (or gender, if applicable) of the Annuitant to be misstated, the amount of the Annuity payments will be adjusted to correct for the misstatement. We reserve the right to correct any informational or administrative errors and will credit or charge interest using the current rates applicable during the adjustment period.
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2.08	Incontestability:

This Contract is incontestable.
2.09	Administrative Fee:

The Administrative Fee, as shown on the Contract Schedule, will be deducted from the Contract Value on the first business day following the completion of each Contract Year. In addition, we will deduct the Administrative Fee upon full withdrawal if it occurs more than 90 days after the beginning of a Contract Year.
2.10	Proof of Age:

We may require proof of age of the Annuitant if the Annuity Option is elected.
2.11	Statements:

During the Accumulation Period, we will furnish you with a statement showing your Contract Value at least once a year. The information reported will be current within 60 days.
2.12	Termination of Contract:

This Contract will end on the earliest of a full withdrawal during the Accumulation Period, the payment of a death benefit as a single sum before Annuity payments start, or the death of the Annuitant once Annuity payments start.

In addition, if the guaranteed monthly payment under the Annuity Option would be less than $20 per month either when you reach age 71 or at the beginning of Contract Year eleven (11), we may cancel the Contract and pay you the Contract Value in one cash payment.

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III.	DEPOSIT AND WITHDRAWAL PROVISIONS
3.01	Deposit(s):

The maximum Deposit without Home Office approval is shown on the Contract Schedule. We reserve the right to reject a Deposit.

You may make Deposits at any time before the first anniversary of the Contract while the Contract is in force. Deposits made are held in the General Account. No Deposits will be accepted after the first Contract Year.
3.02	Premium Taxes:

We will pay any premium taxes due to any governmental entity and deduct the amount paid from your Contract Value. We reserve the right to deduct the amount of the tax from your Contract Value when we pay the tax or at a later date.
3.03	Guaranteed Accumulation Period Minimum Interest Rate:

The Guaranteed Accumulation Period Minimum Interest Rate during the Accumulation Period is shown on the Contract Schedule. We may credit a higher rate of interest. Interest is credited daily at a rate at least equal to the rate required to yield the annual rate shown on the Contract Schedule.
3.04	Initial Guaranteed Credited Interest Rate Period:

We will credit a Deposit made on the Effective Date with the Initial Guaranteed Credited Interest Rate as shown on the Contract Schedule. We will credit any other Deposit(s) with the interest rate declared on the date the Deposit(s) is made to the Contract. For each Deposit, the applicable rate will remain in effect for the length of time shown as the Initial Guaranteed Credited Interest Rate Period on the Contract Schedule. Any interest rate declared in the years after the completion of the Initial Guaranteed Credited Interest Rate Period(s) will be guaranteed for a period of at least one year. Interest rates declared in subsequent years may be different than the rate(s) credited during the Initial Guaranteed Credited Interest Rate Period(s).
3.05	Withdrawal of Contract Value:

During the Accumulation Period, you may request a withdrawal from this Contract by sending us a Good Order request. We reserve the right to deduct premium taxes, if applicable, and other state or federal taxes from the Contract Value on the date the withdrawal is taken. Early Withdrawal Charges may be assessed on the withdrawals as described in Section 3.06. If you withdraw a portion of the Contract Value, your earliest remaining Deposit (and related interest) will be withdrawn first, followed by any subsequent Deposit(s) (and related interest) in the order they were made until the amount to be withdrawn is reached.

Under certain emergency conditions, as allowed by law, we may defer withdrawal payments for a period of up to six months.

3.06	Early Withdrawal Charge:

We may assess an Early Withdrawal Charge on withdrawals of all or a portion of your Contract Value, unless it is waived under Section 3.07. The Early Withdrawal Charge will vary according to the Contract Year during which the withdrawal is taken and is determined as shown in the table on the Contract Schedule.
3.07	Waiver of Early Withdrawal Charge:

We will not assess an Early Withdrawal Charge if the Contract Value is:
(a)	paid as a death benefit;
(b)	applied to the Annuity Option;
(c)	paid in portions under Section 3.10, Systematic Distribution Option;

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(d)

paid in portions not to exceed 10% of the Contract Value during any Contract Year. (This is not available if a Systematic Distribution Option is in effect). Any portion of the 10% available for withdrawal during a Contract Year that is not taken may not be added to the 10% available in a subsequent Contract Year. This provision does not apply in a Contract Year during which a full withdrawal is taken.

3.08	Guaranteed Withdrawal Value:

If you decide to take a full withdrawal, we will pay you the greater of:
(a)	The Contract Value minus any applicable Early Withdrawal Charges and minus any Administrative Fee due; or
(b)	The total of all Deposits, minus any previous withdrawals and minus applicable premium taxes.
3.09	Reinstatement:

If allowed by state law, we may allow you to reinstate the proceeds of a full withdrawal subject to terms and conditions we may establish.
3.10	Systematic Distribution Options:

We may, from time to time, establish and make available for your election one or more Systematic Distribution Options (SDO). When an SDO election is in effect, automatic withdrawals will be made from the Contract. No Early Withdrawal Charge will apply to any payments made under an SDO.
(a)	Any SDO established by the Company will be made available on the basis of objective criteria consistently applied.
(b)	The availability of any SDO may be limited by terms and conditions applicable to the election of such SDO.
(c)

We may discontinue the availability of an SDO at any time. Except to the extent required by law, any such discontinuance will not apply to any contracts with a previously elected SDO in effect at the time of such SDO's discontinuance.

3.11	Death Benefit:

A death benefit is payable to the Beneficiary when:
(a)

The Contract Owner dies before Annuity payments start (if there are joint Contract Owners, the death benefit is payable at the death of either owner, or if the Contract Owner is not a natural person, the death benefit is payable at the death of the Annuitant); and

(b)	We receive a death claim in Good Order, including acceptable proof of death and the Beneficiary's election of an available death benefit payment option.

The death benefit payable will be the Contract Value on the date when the death claim is received in Good Order.

The Beneficiary may choose to apply any death benefit to the Annuity Option (see 4.04), unless restricted by you, subject to any other terms and conditions of this Contract, or to receive a lump sum payment.

Prior to election of the form of death benefit, or until the death benefit must otherwise be distributed, the Beneficiary assumes all nonforfeitable rights under this Contract.

If the Beneficiary is not the Contract Owner's surviving spouse, the death benefit must either be applied to the Annuity Option by December 31st of the year following the year of the Contract Owner's death or be paid to the Beneficiary within five (5) years after the Contract Owner's date of death.

If the Beneficiary is the Contract Owner's surviving spouse, the Beneficiary may elect to continue the Contract as the Contract Owner.
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IV.	ANNUITY PROVISIONS
4.01	Election of the Annuity Option:

The Annuity Commencement Date is the date the Contract Value is applied to the Annuity Option. Through a Good Order request, you may elect the Annuity Commencement Date at any time providing the Annuity payments are to start within 90 days of the date you make the election. If you have not made this election before reaching the month of your 95th birthday, or if you have not told us to do otherwise in writing, the Annuity Commencement Date will be the first day of the month of your 95th birthday.

You may change or revoke your Annuity Commencement Date election at any time before the 30-day period preceding the current Annuity Commencement Date. We reserve the right not to permit an Annuity Commencement Date after the Annuitant's 100th birthday.

Annuity payments will be made on a monthly basis unless you request otherwise.

The Company guarantees that interest will be credited at an annual equivalent yield of 1.50%.
4.02	Terms of Annuity Option:
(a)

The Annuity Option may not be elected if the first payment would be less than $100 or if the total payments in a year would be less than $500. We reserve the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(b)

For purposes of calculating the amounts of the Annuity payments, the Annuitant's adjusted age will be used. The Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity Commencement Date reduced by two years for Annuity Commencement Dates occurring during the period of time from January 1, 2000 through December 31, 2009. The Annuitant's age will be reduced by one additional year for Annuity Commencement Dates occurring in each succeeding decade.

(c)	Once elected, Annuity payments cannot be commuted to a lump sum. The schedule of payments for an Annuity Option shall be irrevocable once elected.
(d)	The Annuity payment rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates shown.
4.03	Death of Annuitant:

When the Annuitant dies, payments will end.
4.04	Annuity Option:

Life Income for One Annuitant - An Annuity with payments for the life of the Annuitant. Annuity payments cease at the death of the Annuitant.

As allowed under applicable state law, the Company reserves the right to offer additional Annuity Options.

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Annuity Options Table

Life Income for One Annuitant

Amount of First Monthly Payment for Each $1,000 after Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 1.50%
Adjusted Age of Annuitant	Male	Female
50 51 52 53 54 55 56 57 58 59 60 61 62 63 64 65 66 67 68 69 70 71 72 73 74 75	$ 3.43 3.51 3.59 3.68 3.77 3.87 3.97 4.08 4.20 4.32 4.45 4.59 4.74 4.90 5.07 5.26 5.45 5.66 5.88 6.12 6.38 6.65 6.94 7.25 7.58 7.94	$ 3.08 3.14 3.21 3.28 3.36 3.44 3.52 3.61 3.70 3.80 3.91 4.02 4.14 4.26 4.40 4.54 4.69 4.86 5.03 5.22 5.43 5.65 5.89 6.15 6.43 6.73

Rates are based on mortality from 1983 Table a. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

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ING LOGO

ING Life Insurance and Annuity Company

Home Office: 151 Farmington Avenue

Hartford, Connecticut 06156

(800) 262-3862

Individual Flexible Deposit Fixed Deferred Annuity Contract

Fixed Accumulation and Annuitization

Nonparticipating

I-FA-05